EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-122097 on Form SB-2 of Hemobiotech, Inc. of our report dated February 17, 2006 (with respect to last paragraph of Note K, March 28, 2006) on our audits of the financial statements as of December 31, 2005 and for each of the years ended December 31, 2005, and 2004 and for the period from October 3, 2001 (inception) through December 31, 2005, included in this Annual Report on Form 10-KSB.


New York, New York
March 29, 2006